Exhibit 99.1
Letter of Transmittal for the
OFFER TO EXCHANGE
up to 225,361,295 newly issued shares of Common Stock of
MINIMED GROUP, INC.
for outstanding Ordinary Shares (CUSIP: G5960L103)
of
MEDTRONIC PLC
Pursuant to the Prospectus
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 9, 2026, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH DATE, OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE EXCHANGE OFFER IS EXTENDED, THE “EXPIRATION DATE”).
The Depositary Agent for the Exchange Offer is:
Equiniti Trust Company, LLC
By 12:00 midnight, New York City time, at the end of the day on the Expiration Date
Equiniti Trust Company, LLC
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120
Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Internal Revenue Service (“IRS”) Form W-9 attached hereto or, if applicable, the appropriate IRS Form W-8.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Capitalized terms used herein have the meanings ascribed to them below.
ACCOUNT NUMBER                                                 CERT SHARES                                           BOOK SHARES                                    TOTAL SHARES                              ISSUE NUMBER

DESCRIPTION OF MEDTRONIC ORDINARY SHARES TENDERED
Account Registration (Please fill in, if blank) Please make any address correction below.	Share Certificate(s) and Medtronic Ordinary Share(s) Tendered (Please attach additional signed list, if necessary)

	Certificate Number(s) and/or indicate Book- Entry or Dividend Reinvestment Plan (“DRP”) shares	Total Number of Medtronic Ordinary Shares Represented by Share Certificate(s)	Number of Medtronic Ordinary Shares Tendered (1,2)

☐ indicates permanent address change. Any changes require a Medallion Guarantee stamp.
Total Medtronic Ordinary Shares Tendered

(1)If Medtronic Ordinary Shares are held in Book-Entry form or in a Reinvestment Plan, you must indicate the number of shares you are tendering. Otherwise, all Medtronic Ordinary Shares represented by Book-Entry and/or DRP delivered to the Depositary Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these Medtronic Ordinary Shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer. See Instruction 4.
(2)If you wish to tender fewer than all Medtronic Ordinary Shares represented by any Share Certificate listed above, please indicate in this column the number     of Medtronic Ordinary Shares you wish to tender. Otherwise, all Medtronic Ordinary Shares represented by Share Certificates delivered to the Depositary Agent will be deemed to have been tendered. See Instruction 4.
☐    Mark this box if you own an aggregate of fewer than 100 Medtronic Ordinary Shares and are tendering all such shares.
☐    Check here if Share Certificates have been lost or mutilated.  See Instruction 10.
Lost certificates. I have lost my certificate(s) for ___________ shares and require assistance in replacing them. Please contact Equiniti Trust Company, LLC, the transfer agent for Medtronic, at +1 (888) 648-8154 for instructions to obtain an Affidavit of Loss. See Instruction 10.

The names and addresses of the registered holders of the tendered Medtronic Ordinary Shares should be printed, if not already printed above, exactly as they appear on the Share Certificates tendered hereby.
This Letter of Transmittal (the “Letter of Transmittal”) is to be used by shareholders if certificates for Medtronic Ordinary Shares are to be forwarded herewith or if shares are held in book-entry form on the records of the Depositary.
Holders of Medtronic Ordinary Shares whose certificates for such Medtronic Ordinary Shares (the “Share Certificates”) are not immediately available, or who cannot complete the procedure for book-entry tender on a timely basis, or who cannot deliver all other required documents to the Depositary Agent prior to the Expiration Date (as defined in the Prospectus), must tender their Medtronic Ordinary Shares according to the guaranteed delivery procedure set forth in “THE EXCHANGE OFFER” section of the Prospectus. See Instruction 2.

IMPORTANT
SHAREHOLDER: SIGN HERE
(Please Complete IRS Form W-9 Attached Hereto)
_________________________________________________________________
_________________________________________________________________
(Signature(s) of Owner(s))
Name(s) ___________________________________________________________
_________________________________________________________________
Capacity (Full Title) _____________________________________________________
(See Instructions)
Address ___________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
(Include Zip Code)
(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)
GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 5)
APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check and/or shares of MiniMed Common Stock and/or Medtronic Ordinary Shares not validly tendered or accepted for exchange is/are to be sent or returned (as applicable) to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Medtronic Ordinary Shares Tendered” above.
 Mail To:
 Name ________________________________
(Please Print)
 Address ______________________________
______________________________________
(Include Zip Code)

SPECIAL TENDERING INSTRUCTIONS
(See Instructions 1, 5 and 6)
To be completed ONLY if the check and/or shares of MiniMed Common Stock is/are to be issued in the name of someone other than the undersigned.
 Issue To:
 Name ______________________________
(Please Print)
 Address ____________________________
 ___________________________________
(Include Zip Code)
(Recipient must complete IRS Form W-9 attached)

PLEASE READ THE INSTRUCTIONS SET FORTH
IN THIS LETTER OF TRANSMITTAL CAREFULLY
Ladies and Gentlemen:
The undersigned hereby tenders to Medtronic plc, an Irish public limited company (“Medtronic”), the above-described ordinary shares, par value $0.0001 per share (the “Medtronic Ordinary Shares”), of Medtronic, in exchange for newly issued shares of common stock of MiniMed Group, Inc. (“MiniMed”), a Delaware corporation, par value $0.01 per share (“MiniMed Common Stock”), which may be subject to proration, adjustment and certain limitations as set forth in the Prospectus, dated September 14, 2026 (the “Prospectus”) included in the Registration Statement on Form S-4 filed by MiniMed, in connection with Medtronic’s offer to exchange up to an aggregate of 225,361,295 newly issued shares of MiniMed Common Stock for outstanding Medtronic Ordinary Shares that are validly tendered and not validly withdrawn prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Exchange Offer”). As described in the Prospectus, for each Medtronic Ordinary Share accepted in the Exchange Offer, the tendering shareholder will receive a number of shares of MiniMed Common Stock determined by the exchange ratio, which will be calculated based on the simple arithmetic average of the daily volume-weighted average prices of the Medtronic Ordinary Shares on the New York Stock Exchange and MiniMed Common Stock on the Nasdaq Stock Market during the Averaging Period, subject to the Upper Limit (each as defined in the Prospectus). Fractional shares of MiniMed Common Stock will not be issued in the Exchange Offer. Instead, the Depositary Agent will aggregate all fractional share entitlements and sell them in the open market, distributing the net cash proceeds (after deducting applicable commissions and fees) pro rata to entitled Medtronic shareholders, without interest.
In the event the Exchange Offer is oversubscribed and Medtronic is unable to accept all tenders of Medtronic Ordinary Shares at the exchange ratio, all Medtronic Ordinary Shares that are validly tendered and not validly withdrawn will generally be accepted for exchange on a pro rata basis in proportion to the total number of shares tendered, which is referred to as “proration.” Shareholders who directly or beneficially own fewer than 100 Medtronic Ordinary Shares who validly tender all of their Medtronic Ordinary Shares will receive preferential treatment if the Exchange Offer is oversubscribed, in that all such Medtronic Ordinary Shares tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 Medtronic Ordinary Shares, and those who own fewer than 100 Medtronic Ordinary Shares but do not tender all of their shares, will be subject to proration.
Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for exchange of the Medtronic Ordinary Shares properly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Exchange Offer, the undersigned hereby exchanges all right, title and interest in and to all of the Medtronic Ordinary Shares that are being tendered hereby for shares of MiniMed Common Stock and irrevocably constitutes and appoints Equiniti Trust Company, LLC (the “Depositary Agent”) as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Medtronic Ordinary Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Medtronic Ordinary Shares tendered by this Letter of Transmittal), to (i) deliver certificates for such Medtronic Ordinary Shares or effect the exchange of such Medtronic Ordinary Shares on the account books maintained by Medtronic’s transfer agent, together, in any such case, with all accompanying evidences of tender and authenticity, to or upon the order of Medtronic, (ii) present such Medtronic Ordinary Shares for redemption on the books of Medtronic, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Medtronic Ordinary Shares, all in accordance with the terms of the Exchange Offer.

Medtronic is authorized under Article 12 of its Articles of Association to effect acquisitions of Medtronic Ordinary Shares as redemptions and any acquisitions of Medtronic Ordinary Shares pursuant to the Exchange Offer will be effected by redemption. References in this Letter of Transmittal to an “acquisition,” “repurchase,” “acceptance,” “exchange,” or “tender” means a “redemption,” “acceptance for redemption,” “exchange for redemption,” or “tender for redemption” as the context permits, and similar terms shall be construed accordingly. The proper tendering or deemed tendering of Medtronic Ordinary Shares pursuant to the Exchange Offer shall constitute an agreement, transaction, or trade with Medtronic within the meaning of Article 12 of Medtronic’s Articles of Association and such Medtronic Ordinary Shares shall be deemed to be Redeemable Shares within the meaning of Medtronic’s Articles of Association. Medtronic will cancel Medtronic Ordinary Shares that are redeemed pursuant to the Exchange Offer.
By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Medtronic’s designees, each with full power of substitution, the attorneys-in-fact and proxies of the undersigned in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to all of the Medtronic Ordinary Shares tendered hereby and accepted for exchange by Medtronic. This appointment will be effective when and only to the extent that MiniMed deposits the shares of MiniMed Common Stock for such Medtronic Ordinary Shares for exchange, pursuant to the Exchange Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such Medtronic Ordinary Shares for shares of MiniMed Common Stock in accordance with the terms of the Exchange Offer. Such deposit shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Medtronic Ordinary Shares, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).
Medtronic’s designees will, with respect to the Medtronic Ordinary Shares for which the appointment is effective, be empowered, among other things, to exercise all of the undersigned’s voting and other rights as they, in their sole discretion, deem proper. Medtronic reserves the right to require that, in order for the Medtronic Ordinary Shares or other securities to be deemed validly tendered, immediately upon Medtronic’s acceptance for exchange of such Medtronic Ordinary Shares, Medtronic must be able to exercise full voting, consent and other rights with respect to such Medtronic Ordinary Shares.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender and exchange the Medtronic Ordinary Shares tendered hereby and that, when the same are accepted for exchange by Medtronic, Medtronic will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned further represents and warrants that the undersigned has a net long position equal or greater to the number of Medtronic Ordinary Shares being tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the undersigned’s participation in the Exchange Offer and tender of such Medtronic Ordinary Shares complies with Rule 14e-4 and the applicable laws of both the jurisdiction where the undersigned received the materials relating to the Exchange Offer and the jurisdiction from which the tender is being made.
Non-U.S. persons further represent and warrant that they acknowledge that Medtronic has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange the Medtronic Ordinary Shares for MiniMed Common Stock in that country; that there may be restrictions that apply in other countries, including with respect to transactions in the Medtronic Ordinary Shares or MiniMed Common Stock in their home country; that, if they are located outside the United States, their ability to tender Medtronic Ordinary Shares in the Exchange Offer will depend on whether there is an exemption available under the laws of their home country that would permit them to participate in the Exchange Offer without the need for Medtronic or MiniMed to take any action to qualify or otherwise facilitate a public offering in that country or otherwise; that their participation in the Exchange Offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which they are resident or from which they are tendering their shares and in a manner that will not require Medtronic or MiniMed to take any action to qualify or otherwise facilitate a public offering in that country or otherwise; and that Medtronic will rely on their representations concerning the legality of their participation in the Exchange Offer in determining to accept any shares that they are tendering for exchange.
European Economic Area (“EEA”) persons further represent and warrant that they acknowledge that the Exchange Offer is not available in any member state of the EEA (each, an “EEA Member State”) or addressed to any persons in any EEA Member State except to persons who are “qualified investors” as defined in Article 2(e) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended. By signing and returning this Letter of Transmittal, if the undersigned is in any EEA Member State, the undersigned represents, warrants and agrees that the undersigned is a “qualified investor” as so defined. Letters of Transmittal from persons whose addresses are in any EEA Member State who do not appear to be “qualified investors” may be rejected.
The undersigned hereby acknowledges that Medtronic is authorized under Article 12 of its Articles of Association to effect acquisitions of Medtronic Ordinary Shares as redemptions and any acquisitions of Medtronic Ordinary Shares pursuant to the Exchange Offer will be effected by redemption. The undersigned acknowledges that the proper tendering or deemed tendering of Medtronic Ordinary Shares pursuant to the Exchange Offer shall constitute an agreement, transaction, or trade with Medtronic within the meaning of Article 12 of Medtronic’s Articles of Association and such Medtronic Ordinary Shares shall be deemed to be Redeemable Shares within the meaning of Medtronic’s Articles of Association.
The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary Agent or Medtronic to be necessary or desirable to complete the exchange of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary Agent for the account of              all Distributions in respect of the Medtronic Ordinary Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof,           shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Medtronic Ordinary Shares tendered hereby or deduct from such purchase price, the amount or value of such Distribution as determined by           in its sole discretion.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this tender is irrevocable.
The undersigned understands that the valid tender of the Medtronic Ordinary Shares pursuant to any one of the procedures described in “The Exchange Offer—Procedures for Tendering” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and Medtronic upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment). Medtronic expressly reserves the right, in its sole discretion, at any time and for any reason, to amend the terms of the Exchange Offer in any respect prior to the Expiration Date. Without limiting the foregoing, if the exchange ratio to be applied in the Exchange Offer is amended, the exchange ratio to be applied to the undersigned’s Medtronic Ordinary Shares will be the amended exchange ratio notwithstanding the fact that a different exchange ratio calculation methodology may be described in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Prospectus, Medtronic may not be required to accept for exchange any of the Medtronic Ordinary Shares tendered hereby. Medtronic’s interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and instructions thereto) will be final and binding unless challenged in a court of competent jurisdiction.
The undersigned further acknowledges that by executing this Letter of Transmittal, the undersigned hereby waives any rights to receive, and forfeits any rights to, shares of MiniMed Common Stock issued to holders of Medtronic Ordinary Shares in a “clean-up divestment” (as defined in the Prospectus) in respect of those Medtronic Ordinary Shares tendered and which are accepted by Medtronic.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
1.    Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Medtronic Ordinary Shares tendered herewith, unless such registered holder(s) has made an address change, completed the box entitled “Special Tendering Instructions” or “Special Delivery Instructions” on the Letter of Transmittal. See Instruction 5.
2.    Requirements of Tender. This Letter of Transmittal is to be completed by shareholders if certificates are to be forwarded herewith or Medtronic Ordinary Shares are held in book-entry form on the records of the Depositary. Share Certificates evidencing tendered Medtronic Ordinary Shares, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent at one of its addresses set forth herein prior to the Expiration Date. Shareholders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Depositary Agent prior to the Expiration Date, may tender their Medtronic Ordinary Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “The Exchange Offer—Procedures for Tendering” in the Prospectus. Pursuant to such procedure: (i) such tender must be made by or through a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (an “Eligible Institution”); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, must be received by the Depositary Agent prior to the Expiration Date; and (iii) the Share Certificates evidencing all tendered Medtronic Ordinary Shares, in proper form for redemption, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary Agent within two trading days after the date of execution of such Notice of Guaranteed Delivery. If Share Certificates are forwarded separately to the Depositary Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.
By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.
The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents is at the option and the risk of the tendering shareholder and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY BY MIDNIGHT ON THE EXPIRATION DATE. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA MAIL OR EMAIL UNTIL 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 9, 2026.
No alternative, conditional or contingent tenders will be accepted and no fractional Medtronic Ordinary Shares will be exchanged. All tendering shareholders, by execution of this Letter of Transmittal (or a copy hereof), waive any right to receive any notice of the acceptance of their Medtronic Ordinary Shares for exchange.
3.    Inadequate Space. If the space provided herein is inadequate, the Share Certificate numbers and/or the number of Medtronic Ordinary Shares and any other required information should be listed on a separate signed schedule attached hereto.
4.    Partial Tenders. If fewer than all of the Medtronic Ordinary Shares evidenced by any Share Certificate or book-entry are to be tendered, fill in the number of Medtronic Ordinary Shares that are to be tendered in the column entitled “Number of Medtronic Ordinary Shares Tendered” in the box entitled “Description of Medtronic Ordinary Shares Tendered” above. In that case, if any tendered Medtronic Ordinary Shares are exchanged, a Direct Registration Book Entry Statement for the remainder of the Medtronic Ordinary Shares (including any Medtronic Ordinary Shares not accepted for exchange) evidenced by the old Share Certificate(s) will be issued and sent to the registered holder(s) promptly after the Expiration Date. Unless otherwise indicated, all Medtronic Ordinary Shares represented by the Share Certificate(s) or book-entry set forth above and delivered to the Depositary will be deemed to have been tendered. In each case, shares will be returned or credited without expense to the shareholder.
5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Medtronic Ordinary Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.
If any of the Medtronic Ordinary Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
If any of the tendered Medtronic Ordinary Shares are registered in different names on several Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Share Certificates.
If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Medtronic or the Depositary Agent of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Medtronic Ordinary Shares tendered hereby, no endorsements of Share Certificates or separate stock powers are required unless the newly issued share(s) of MiniMed Common Stock are to be issued in the name of a person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.
If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Medtronic Ordinary Shares tendered hereby, the Share Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Share Certificate(s). Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.
6.    Special Payment. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal must be completed.
7.    IRS Form W-9. A tendering shareholder is required to provide the Depositary Agent with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9. The purpose for this form is explained below under “Important Tax Information.” The shareholder must, under penalties of perjury, certify that such number is correct and that such shareholder is not subject to backup withholding of U.S. federal income tax or, alternatively, to establish another basis for exemption from backup withholding. Failure to provide the information requested on the IRS Form W-9 may subject the tendering shareholder to a $50 penalty imposed by the IRS and to U.S. federal income tax backup withholding at the applicable U.S. federal withholding rate of any reportable payments made to the shareholder or other payee.
Certain shareholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. Non-U.S. shareholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary Agent, in order to avoid backup withholding. We cannot accept a facsimile, photocopy or scanned image of an IRS Form W-8BEN.

8.    Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, the Notice of Guaranteed Delivery, IRS Form W-8 and the IRS Form W-9 may be directed to the (Information Agent or Dealer Manager) at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.
9.    Waiver of Conditions. Subject to the terms and conditions set forth in the Prospectus, Medtronic reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Medtronic Ordinary Shares tendered.
10.    Lost, Destroyed or Stolen Certificates. If any certificate(s) representing your Medtronic Ordinary Shares have been lost, stolen, mutilated or destroyed, and you wish to tender these shares, you will need to contact Equiniti Trust Company, LLC, the transfer agent for Medtronic, at +1 (888) 648-8154 for instructions to obtain an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted, together with the completed Letter of Transmittal, in order to tender your Medtronic Ordinary Shares. In certain circumstances, you may be required to pay a lost certificate replacement fee in connection with obtaining the Affidavit of Loss. In addition, you may be required to post a bond to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact Equiniti Trust Company, LLC immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to pay a fee or post a bond.
11.    Withdrawal of Medtronic Ordinary Shares Tendered. Medtronic Ordinary Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date by sending written notice of withdrawal to the Depositary Agent at the address on the front of this Letter of Transmittal. Fax copies are not acceptable. After a valid withdrawal you may resubmit to the Depositary Agent a completed replacement of this document and any other documents required by the Exchange Offer for properly tendering Medtronic Ordinary Shares prior to the Expiration Date.
Important: This Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the Depositary Agent prior to the Expiration Date and certificates for tendered Medtronic Ordinary Shares must be received by the Depositary Agent prior to the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION
Under the U.S. federal income tax law, unless an exemption applies, a shareholder whose tendered Medtronic Ordinary Shares are accepted for payment is required to provide the Depositary Agent with such shareholder’s correct TIN on the IRS Form W-9. If such shareholder is an individual, the TIN is such shareholder’s Social Security Number. If the Depositary Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such shareholder may be subject to backup withholding based on the applicable tax rate of the reportable amount.
Certain shareholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide an IRS Form W-8BEN. Intermediary entities will provide (i) an IRS Form W-8IMY for the entity and (ii) an IRS Form W-8BEN or IRS Form W-9 for each beneficial owner along with a withholding statement. Such an IRS Form W-8 may be obtained from the Depositary Agent. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the IRS Form W-9 to the Depositary Agent.
If backup withholding applies, the Depositary Agent is required to withhold a percentage of any reportable payments made to the shareholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS when completing a tax return for that applicable year, based on the withholding amount reported on the IRS Form 1099.
Purpose of IRS Form W-9
To prevent backup withholding on reportable payments that are made to a shareholder with respect to Medtronic Ordinary Shares exchanged pursuant to the Exchange Offer, the shareholder is required to notify the Depositary Agent of such shareholder’s correct TIN (or the TIN of another payee) by completing the IRS Form W-9 enclosed certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-8 and other tender offer materials may also be directed to the Information Agent. A shareholder may also contact such shareholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. IN ALL CASES, TAX FORMS PREPARED PURSUANT TO THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED IN ACCORDANCE WITH INSTRUCTIONS FROM THE IRS ATTACHED TO EACH FORM OR AVAILABLE AT WWW.IRS.GOV. PLEASE CONSULT YOUR TAX ADVISOR FOR FURTHER QUESTIONS. FAILURE TO COMPLETE AND RETURN AN IRS FORM W-9 OR APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING.
The Information Agent for the Exchange Offer is: D.F. King & Co., Inc.
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Shareholders may call toll-free: (877) 361-7972
Banks & Brokers may call collect: (646) 845-0146
[ATTACHMENT: IRS FORM W-9]